UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 15, 2012

Viropro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12740 Danielson Court, Suite F, Poway, California 92064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 725-2969

N/A

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
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SEC 873  (5-06)
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Item 1.02 Termination of Material Definitive Agreement.

On August 15, 2012, Spectrum Pharmaceuticals Inc.  informed the Company it would not pursue the development of a Rituximab biosimilar. However, Spectrum has indicated that it remains interested in having future discussions with Viropro with respect to other biosimilars of potential interest to Spectrum.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2012, Viropro Inc. accepted the resignation of Claude Gingras as Director, Secretary, Treasurer, Chief Financial Officer and Chief Compliance Officer of Viropro, Inc.  On July 23, 2012, Mr. Gingras resigned as a Director of Alpha Biologics.

On August 10, 2012, Viropro, Inc., the Board of Directors accepted the resignation of Rajiv Datar as President and CEO of Viropro, Inc. and all its direct or indirect subsidiaries, affiliates or associated companies.

Item 9.01 Financial Statements and Exhibits

On August 8, 2012, Viropro, Inc. filed its 3Q 10K for 2011.  Preparation of YE2011 is well underway.

Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 15, 2012

VIROPRO, INC.

/s/ Cynthia Ekberg Tsai

Cynthia Ekberg Tsai, Chair and Interim CEO